UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2018

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-6651

Indiana	35-1160484
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
130 East Randolph Street Suite 1000 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(312) 819-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into Material Definitive Agreements.

Securitization Facility

As previously disclosed on Hill-Rom Holdings, Inc.’s (the “Company”) Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2017, Hill-Rom Company, Inc. (“HRC”), a wholly-owned subsidiary of the Company, as initial servicer, Hill-Rom Finance Company LLC (“HR Finance”), a wholly-owned subsidiary of the Company and a bankruptcy remote, special purpose entity, as borrower, the persons from time to time party thereto, as lenders and as group agents and MUFG Bank, Ltd, (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as Administrative Agent (in such capacity, the “Agent” and, collectively, with the other persons from time to time party thereto, the “Lenders”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”), dated May 5, 2017. On May 4, 2018, HRC, HR Finance, the lenders party thereto, and the Agent entered into Amendment No. 1 to the Loan and Security Agreement (the “Loan Agreement Amendment” and, together with the Loan and Security Agreement, as amended, restated, or otherwise modified, the “Loan Agreement”). The Loan Agreement Amendment and related transaction documents provide an extension to the Loan Agreement and the receivables securitization facility thereunder (as amended, the “Securitization Facility”).

The documentation for the Securitization Facility includes (i) the Loan Agreement, (ii) the Purchase and Sale Agreement (as amended, restated or otherwise modified, including by Amendment No. 1 to the Purchase and Sale Agreement, dated as of May 4, 2018 (the “PSA Amendment”), the “PSA”), dated as of May 5, 2017, by and among HRC, as an originator and servicer, Hill-Rom Manufacturing, Inc. (“Manufacturing”), a wholly-owned subsidiary of the Company, as an originator, and HR Finance, as buyer, and (iii) a Performance Guaranty by the Company for the benefit of the Agent, the Lenders, and other affected parties (the “Performance Guaranty”), dated as of May 5, 2017.

Pursuant to the Loan Agreement Amendment and the PSA Amendment, the Securitization Facility, which was previously set to terminate on May 4, 2018, will terminate on May 3, 2019 unless further extended by the parties. The Loan Agreement, the PSA and the Securitization Facility were not otherwise materially amended.

The foregoing descriptions of the Loan Agreement Amendment and the PSA Amendment are qualified in their entirety by reference to the full text of the Loan Agreement Amendment and the PSA Amendment, which are filed, respectively, as Exhibits 10.1 and 10.2 hereto.

Repurchase Facility

On May 4, 2018, HRC and Manufacturing, as sellers (“Repurchase Sellers”), and HRC, as agent for the Repurchase Sellers (in such capacity, the “Sellers’ Agent”), entered into a Master Framework Agreement (the “Framework Agreement”) with MUFG, as buyer (“Buyer”). The Framework Agreement and related transaction documents provide for a repurchase facility relating to subordinated notes issued by HR Finance (the “Subordinated Notes”) in favor of the Repurchase Sellers in accordance with the PSA (the “Repurchase Facility”).

The documentation for the Repurchase Facility includes (i) the Framework Agreement, (ii) a 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (the “HRC MRA”), and related confirmations, each between HRC and Buyer, (iii) a 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (the “Manufacturing MRA”), and related confirmations, each between Manufacturing and Buyer and (iv) a Guaranty (the “Guaranty”), dated as of May 4, 2018, by the Company for the benefit of the Buyer.

Under the Repurchase Facility, the Repurchase Sellers may, from time to time, request that Buyer transfer funds to the Repurchase Sellers in exchange for a transfer of the Subordinated Notes from the Repurchase Sellers to Buyer, with a simultaneous agreement by the Repurchase Sellers to transfer funds to Buyer at a date certain or on demand of Buyer in exchange for the return of such Subordinated Notes to the Repurchase Sellers (collectively, the “Transactions”), with the aggregate amount of funds agreed to be transferred to Buyer in exchange for the return of the Subordinated Notes not to exceed $90 million at any time outstanding. The Framework Agreement provides that Buyer has the option to elect to either enter into the proposed Transaction with the Repurchase Sellers or to decline the Repurchase Sellers’ request to enter into such Transactions.

In connection with the Framework Agreement, the Company entered into the Guaranty, under which the Company guarantees the obligations of Sellers’ Agent and the Repurchase Sellers under the Framework Agreement and related transaction documents.

The Framework Agreement contains various customary conditions and affirmative and negative covenants. It also contains customary default and termination provisions which provide that should any event of default occur under the Framework Agreement, Buyer may immediately take possession of any or all Subordinated Notes subject to any outstanding Transactions and sell any or all such Subordinated Notes and apply the proceeds to amounts owing by the Repurchase Sellers. Events of default for which Buyer may exercise such remedies include, but are not limited to, failure to pay a repurchase price, fees, and other amounts due, failure to observe or perform certain covenants in the Framework Agreement, failure to observe or perform any covenant, condition or agreement in the other transaction documents, proof that any representation or warranty made or deemed made in connection with the Repurchase Facility was incorrect in any material respects when made or deemed made, failure of Buyer to have a perfected security interest in the Subordinated Notes and related collateral granted by a Repurchase Seller, the Guaranty ceasing to be in full force and effect, exceeding certain financial ratios required under the Loan Agreement or any other event of default under the Loan Agreement, the PSA or the Amended and Restated Credit Agreement, dated as of September 21, 2016, entered into by the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended, restated, or otherwise modified.

The Repurchase Facility will terminate in connection with the termination of the Securitization Facility, unless earlier terminated under the Framework Agreement.

The foregoing description of the Repurchase Facility is qualified in its entirety by reference to the full text of the Framework Agreement, the HRC MRA, the Manufacturing MRA and the Guaranty, which are filed, respectfully, as Exhibits 10.3, 10.4, 10.5, and 10.6 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit 10.1
Amendment No. 1 to Loan and Security Agreement, dated as of May 4, 2018, among Hill-Rom Company, Inc., as initial servicer, Hill-Rom Finance Company LLC, as borrower, and MUFG Bank, Ltd., (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Group Agent, as Committed Lender and as Administrative Agent.

Exhibit 10.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of May 4, 2018, among Hill-Rom Company, Inc., as initial servicer, each of the Originators party to the Purchase and Sale Agreement, as originators, and Hill-Rom Finance Company LLC, as buyer.

Exhibit 10.3
Master Framework Agreement, dated as of May 4, 2018, by and among MUFG Bank, Ltd., as buyer, Hill-Rom Company, Inc., Hill-Rom Manufacturing, Inc., and each additional seller from time to time party thereto, as sellers, and Hill-Rom Company, as agent for the sellers.

Exhibit 10.4	1996 SIFMA Master Repurchase Agreement, including Annex I thereto, (as amended thereby), dated as of May 4, 2018, between Hill-Rom Company, Inc. and MUFG Bank, Ltd.

Exhibit 10.5	1996 SIFMA Master Repurchase Agreement, including Annex I thereto, (as amended thereby), dated as of May 4, 2018, between Hill-Rom Manufacturing, Inc. and MUFG Bank, Ltd.

Exhibit 10.6	Guaranty, dated as of May 4, 2018, between Hill-Rom Holdings, Inc., and MUFG Bank, Ltd., as buyer under the Master Framework Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

Registrant

Date: May 4, 2018	By:	/s/ Steven J. Strobel
Steven J. Strobel
Senior Vice President
and Chief Financial Officer